CONSULTATION AND MEDICAL ADVISORY BOARD AGREEMENT

      THIS CONSULTATION and MEDICAL ADVISORY BOARD AGREEMENT (the "Agreement"), dated as of October 1, 1996, between Discovery Laboratories, Inc., 787 Seventh Avenue, 44th floor, New York, New York 10019 (the "Company"), and Hector DeLuca, Ph.D. ("Consultant").

                                   WITNESSETH

      WHEREAS, Consultant is an expert in scientific and medical matters of particular importance to the advancement of the Company's technology relating to the ST-630 compound for use in the treatment of osteoporosis;

      WHEREAS, the Company desires to have the benefit of Consultant's knowledge and experience, and Consultant desires to provide consulting services to the Company, all as hereinafter provided in this Agreement; and

      WHEREAS, the Company desires to have Consultant serve as a member of the Company's Medical Advisory Board (the "MAB"), and Consultant desires to serve as a member of such Board;

      NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, effective the date hereof, the Company and Consultant hereby agree as follows:

      1. Consultation and Medical Advisory Board. The Company shall retain Consultant as a consultant, and Consultant shall serve the Company as a consultant and a member of the MAB upon the terms and conditions hereinafter set forth.

      2. Term. Subject to the terms and conditions hereinafter set forth, the term of the Consultant's consulting arrangement and service on the MAB hereunder (hereinafter referred to as the "Consultation Period") shall commence on the date hereof, and shall continue through September 31, 1999.

      3. Consulting and Board Member Duties.

            3.1 During the Consultation Period, Consultant shall render to Company or to Company's designee such consulting services in his fields of expertise and knowledge related to the business of Company and at such times and places as Company may from time to time request, including (i) attending meetings of the MAB and (ii) providing advice to the Company on clinical trial design, scientific planning and research and development relating to the ST-630

Compound for use in treating osteoporosis. The Company shall give Consultant reasonable advance notice of any services required of him hereunder.

            3.2 All work-to be performed by Consultant for the Company shall be under the general supervision of the Company.

            3.3 Consultant shall devote his best efforts and ability to the performance of the duties attaching to this obligation. All work performed by Consultant to the Company shall be at times reasonably convenient to the Consultant, and nothing contained herein shall interfere with Consultant's teaching responsibilities, research duties or his other teaching and administrative responsibilities.

            3.4 During the Consultation Period, Consultant shall serve as a member of the MAB which will meet periodically to advise the Company on scientific affairs.

      4. Compensation.

            4.1 Consulting Fees. The Company shall pay to the Consultant (i) an annual consulting fee of $30,000, payable monthly and (ii) stock options granted pursuant to Section 5 hereof.

            4.2 Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

      5. Stock Options to Consultant.

            5.1 The Company shall grant to Consultant an option (the "Option") to purchase 15,000 shares of Common Stock of the Company at a price of $0.20 per share (the "Option Shares") pursuant to the terms and conditions of the Company's Stock Option Plan.

            5.2 The Option granted hereunder shall become exercisable immediately with respect to 3,750 of the Option Shares and, thereafter, an additional 3,750 of the Option Shares shall become exercisable on each anniversary of the date hereof, on a cumulative basis for the next three years. The Options granted under this agreement shall expire on the tenth anniversary of the date hereof

      6. Termination. The Company may, without prejudice to any right or remedy it may have due to any failure of the Consultant to perform his obligations under this Agreement, terminate the Consultation Period upon 30 days, prior written notice to the Consultant. In the event of such termination, the Consultant shall be entitled to payment for services performed prior to the effective date of termination. Such payments shall constitute full settlement of any and all claims of the Consultant of every description against the Company. Notwithstanding the foregoing, the Company may terminate the Consultation Period, effective immediately upon receipt of written notice, if the Consultant breaches or threatens to breach any provision of Sections 7, 8, or 10.


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

      7. Cooperation. The Consultant shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

      8. Proprietary Information and Inventions Agreement. Upon commencement of this Agreement, Consultant shall execute the Company's standard form of Intellectual Property and Confidential Information Agreement (the
"Confidentiality Agreement") a copy of which is attached to this Agreement as Exhibit A.

      9. Independent Contractor Status. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

      10. Noncompetition. Consultant agrees, during the Consultation Period, and for two (2) years thereafter, not to render services (i) to any competitors of the Company in the field of the development, clinical evaluation and manufacture of ST-630 for use in the treatment of osteoporosis or (ii) for any other group that is developing an oral version of the ST-630 compound; provided however, Consultant may provide such services for Sumitomo Pharmaceuticals and Taisho Pharmaceuticals.

      11. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 11.

      12. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

      13. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

      14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

      15. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.


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

      16. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

      17. Miscellaneous.

            17.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

            17.2 The captions of the sections of, this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

            17.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                     DISCOVERY LABORATORIES, NC.

                                     /s/ James S. Kuo, M.A.
                                     --------------------------------------
                                     By:    James S. Kuo, M.A.
                                     Title: President

                         Address:    787 Seventh Avenue
                                     44th Floor
                                     New York, New York 10019


                                     CONSULTANT

                                     /s/ Hector DeLuca
                                     --------------------------------------
                                     By:

                         Address:    1809 Hwy BB
                                     Deerfield, WI 53531


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